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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-65983) of Conoco Inc. and Form S-8 (No. 33-51821) of E.I. du Pont de Nemours and Company of our report dated June 2,1999 which appears on page 4 of this Annual Report on Form 11-K.





PRICEWATERHOUSECOOPERS LLP
Houston, Texas
June 3, 1999